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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2002, except as to recently issued accounting pronouncements in Note 2, discontinued operations in Note 3, and subsequent events listed in Note 1 and 19, which are as of December 27, 2002, relating to the consolidated financial statements of Inktomi Corporation, which appears in the Current Report on Form 8-K/A of Yahoo! Inc. filed May 27, 2003. We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2002, except as to recently issued accounting pronouncements in Note 2 and as to the subsequent events listed in Note 19, which are as of December 27, 2002, relating to the financial statement schedule of Inktomi Corporation, which appears in Inktomi Corporation's Annual Report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in the Current Report on Form 8-K of Yahoo! Inc. filed February 13, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 27, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS